SUB-ITEM 77Q(1)(e)

Artio Global Equity Fund

The Investment Advisory Agreement dated April 21, 2010 is incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement filed on Form Type 485BPOS on February 25, 2011 (Accession No. 0000930413-11-001275).